EXHIBIT 99.103
MOORE & ASSOCIATES, CHARTERED
     ACCOUNTANTS AND ADVISORS
          PCAOB REGISTERED
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use, in the statement on Form 10 of Healthcare Corporation of America, Inc. of our report dated July 11, 2008 on our audit of the financial statements of Healthcare Corporation of America, Inc. as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on February 26, 2008 through March 31, 2008.

/s/ Moore & Associates, Chartered Moore & Associates Chartered Las Vegas, Nevada September 26, 2008

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